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                                                              EXHIBIT (99.2a)




                                  CONSENT OF INDEPENDENT ACCOUNTANTS




            To the Board of Directors
             Raytheon Company:


     We  consent  to the  incorporation  by  reference  in  the  Registration
Statements of Raytheon Company on Form S-8 (File No. 33-5650, No. 33-10811, No. 33-21741 and No. 33-24695) of our report dated June 2, 1995 on our audits of the financial statements of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this annual report on Form 11-K.

    We  also consent  to  the  reference  to  our  firm  under  the  caption
"Experts."


 /s/  Coopers & Lybrand L.L.P.
      COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 23, 1995